Exhibit 99.1

Ashland reports financial results1 for first quarter fiscal 2024; issues outlook for second quarter and full-year fiscal 2024

•
Sales of $473 million, down 10 percent from the prior-year quarter
•
Net income (including discontinued operations) of $26 million, or $0.51 per diluted share
•
Income from continuing operations of $28 million, or $0.54 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $23 million, or $0.45 per diluted share
•
Adjusted EBITDA of $70 million
•
Cash flows provided by operating activities of $201 million; ongoing free cash flow2 of $66 million

WILMINGTON, Del., January 30, 2024 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the first quarter of fiscal year 2024, which ended December 31, 2023, and issued its outlook for second quarter and full-year fiscal 2024. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales in the first quarter were $473 million, down 10 percent versus the prior-year quarter. Results during the quarter reflect market-demand dynamics and underlying business performance that were generally consistent with previously communicated expectations. Year-over-year volume declines during the quarter started to diminish as demand trends appear to have stabilized across most end markets. Pricing also remained favorable within the Life Sciences and Personal Care segments. Foreign currency favorably impacted sales by approximately one percent.

Net income was $26 million, down from $40 million in the prior-year quarter. Income from continuing operations was $28 million, down from $42 million in the prior-year quarter, or income of $0.54 per diluted share, down from $0.76. Adjusted income from continuing operations excluding intangibles amortization expense was $23 million, down from $54 million in the prior-year quarter, or $0.45 per diluted share, down from $0.97. Adjusted EBITDA was $70 million, down 35 percent from $108 million in the prior-year quarter, driven primarily by lower production volumes and the associated unfavorable absorption impact compared to the year-ago quarter when production exceeded customer demand.

Average diluted shares outstanding totaled 51 million in the first quarter, down from 55 million in the prior-year quarter, following the company’s share repurchase activities over the past 12 months. Ashland repurchased 1.2 million shares during the first quarter and now has $900 million remaining under the existing evergreen share repurchase authorization.

Cash flows provided by operating activities totaled $201 million, up from cash flows used by operating activities of $29 million in the prior-year quarter. The first quarter of fiscal year 2024 cash flows provided by operating activities includes the favorable impact of the new Foreign Accounts Receivable Sales Program. Ongoing free cash flow2, which is not impacted by the Foreign Accounts Receivable Sales Program, totaled $66 million compared to negative $21 million in the prior-year quarter, reflecting the company’s focused reduction in inventory balances as well as a reduced incentive compensation payout.

“Financial results in the December quarter yielded adjusted EBITDA above the outlook range we issued on November 8, 2023,” said Guillermo Novo, chair and chief executive officer, Ashland. “Customer demand was generally consistent with our expectations in the first quarter. While we are cautiously optimistic about the improving demand trends we experienced in January with follow-through order build into February, we continue to prudently manage inventory levels and drive cash generation. With generally reduced stress on supply chains, customer ordering lead time has normalized to pre-COVID levels. Ashland will remain disciplined in its production levels, targeting to produce to near-term demand.”

“The Ashland team continues to focus on what we can control to build resilience and improve performance of our core businesses,” continued Novo. “Disciplined pricing coupled with moderately deflationary raw material costs and prudent operating expense management was overshadowed by the lower sales volume and production absorption impacts during the quarter. We also continue to progress our strategic priorities to execute, globalize, innovate, and acquire, which drive our actions, investments, and profitable growth expectations. Within our strategy to execute, portfolio optimization activities are underway which will improve our margin profile and reduce earnings volatility in the future, and we are advancing our globalize and innovate strategies to deliver long-term profitable growth.”

“Furthermore, as a part of our disciplined capital allocation approach and our commitment to return capital to shareholders, we continue to believe Ashland’s stock is an attractive use of capital, as demonstrated by our repurchase of an additional $100 million of Ashland shares during the quarter,” concluded Novo.

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $200 million, down three percent from the prior-year quarter. Sustained pricing was more than offset by normalized supply of Polyvinylpyrrolidone (PVP) in the pharmaceutical market as demand declined compared to a strong prior-year period. Volumes to the nutrition end-market continued to be challenged due to lower demand. Sales of nutraceuticals products continue to demonstrate a strong recovery compared to a weak prior-year period. Foreign currency favorably impacted sales by $2 million, or one percent.

Adjusted operating income was $32 million compared to $35 million in the prior-year quarter. Adjusted EBITDA was $48 million compared to $52 million in the prior-year quarter, primarily reflecting the impact of favorable pricing and raw material dynamics, lower volumes and unfavorable product mix. Foreign currency favorably impacted Adjusted EBITDA by $2 million, or four percent.

Personal Care

Sales were $129 million, down seven percent from the prior-year quarter. Lower volumes in skin-care and oral-care, partially offset by higher volumes in hair-care, more than offset sustained pricing. Foreign currency favorably impacted sales by $2 million or one percent.

Adjusted operating income was $2 million compared to $11 million in the prior-year quarter. Adjusted EBITDA was $22 million compared to $32 million in the prior-year quarter, primarily reflecting the impact of lower sales, production volumes and a challenged Avoca business. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Specialty Additives

Sales were $122 million, down 15 percent from the prior-year quarter, primarily reflecting the carryover impacts of lower volumes experienced during fiscal 2023 and lower pricing in architectural coatings. Foreign currency favorably impacted sales by two million or one percent.

Adjusted operating loss was $11 million, compared to income of $5 million in the prior-year quarter. Adjusted EBITDA was $6 million compared to $23 million in the prior-year quarter, primarily reflecting the impact of lower sales and production. Foreign currency negatively impacted Adjusted EBITDA by $1 million, or four percent.

Intermediates

Sales were $33 million down 39 percent from the prior-year quarter, driven by lower pricing and volumes for both merchant and captive sales. Captive internal butanediol (BDO) sales are recognized at market-based pricing which was down compared to the prior-year quarter.

Adjusted operating income was $7 million compared to $20 million in the prior-year quarter. Adjusted EBITDA was $10 million compared to $23 million in the prior-year quarter, primarily reflecting the impact of lower pricing. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Unallocated & Other

Unallocated and other expense was $27 million compared to $29 million in the prior-year quarter. Adjusted unallocated and other expense EBITDA was $16 million compared to $22 million in the prior-year quarter, primarily reflecting lower variable compensation expenses.

Financial Outlook

There is growing evidence of a convergence between Ashland’s sales volume and customer end-market demand. While traditionally a seasonally slower period, demand in January demonstrated sequential improvement with similar trends into February order build.

Current demand patterns suggest a potential recovery with continued momentum into the second half of the fiscal year. Demand evolution in the subsequent months will further narrow the range of recovery scenarios.

Ashland’s portfolio optimization actions continue to make progress and include the consolidation of Ashland’s carboxymethylcellulose (CMC) production capacity into Alizay, France resulting in a closure of CMC production capacity in Hopewell, Virginia during the fiscal second quarter of 2024. Other actions to improve Ashland’s industrial methylcellulose (MC) and hydroxyethycellulose (HEC) businesses continue to be assessed.

Ashland expects to realize a partial return to more typical margins during the second quarter, primarily a result of a forecasted increase in sales and production volumes, with continued improvement throughout the fiscal year. Overall, for the fiscal-second quarter the company expects sales in the range of $565 million to $585 million and adjusted EBITDA in the range of $115 million to $125 million. For the full fiscal year, Ashland expects sales in the range of $2.15 billion to $2.25 billion and adjusted EBITDA in the range of $460 million to $500 million.

“We are encouraged by the improvement in recent demand trends and will continue disciplined production and inventory levels as we closely monitor the coming months. The Ashland team is performing well and focused on implementing our strategic priorities to execute, globalize, innovate and acquire. The actions underway will maximize near-term performance across multiple recovery scenarios and long-term profitable growth. I look forward to discussing our fiscal first quarter financial results and outlook as well as an update on our strategic priorities during our earnings call and webcast tomorrow morning,” said Guillermo Novo, chair and chief executive officer, Ashland.

Conference Call Webcast

The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 9 a.m. ET on Wednesday, January 31, 2024. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow, and free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at providing cash from regular business activity. Free cash flow, ongoing free cash flow, and free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

The adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine/Russia and Israel/Hamas conflicts on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. and Foreign Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
William C. Whitaker	Carolmarie C. Brown
+1 (614) 790-2095	+1 (302) 995-3158
wcwhitaker@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31
	2023	2022

Sales	$473	$525
Cost of sales	375	360
GROSS PROFIT	98	165
Selling, general and administrative expense	83	93
Research and development expense	12	13
Intangibles amortization expense	21	23
Equity and other income	2	1
Loss on acquisitions and divestitures, net	(2)	-
OPERATING INCOME (LOSS)	(18)	37
Net interest and other income	(24)	(14)
Other net periodic benefit loss	2	1
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	4	50
Income tax expense (benefit)	(24)	8
INCOME FROM CONTINUING OPERATIONS	28	42
Loss from discontinued operations, net of income taxes	(2)	(2)
NET INCOME	$26	$40

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.54	$0.76
Loss from discontinued operations	(0.03)	(0.03)
Net income	$0.51	$0.73

AVERAGE DILUTED COMMON SHARES OUTSTANDING	51	55

SALES
Life Sciences	200	207
Personal Care	129	138
Specialty Additives	122	143
Intermediates	33	54
Intersegment Sales	(11)	(17)
	$473	$525

OPERATING INCOME (LOSS)
Life Sciences	32	34
Personal Care	2	11
Specialty Additives	(32)	1
Intermediates	7	20
Unallocated and other	(27)	(29)
	$(18)	$37

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$440	$417
Accounts receivable	194	338
Inventories	588	626
Other assets	143	125
Total current assets	1,365	1,506

Noncurrent assets
Property, plant and equipment
Cost	3,277	3,211
Accumulated depreciation	1,910	1,838
Net property, plant and equipment	1,367	1,373

Goodwill	1,396	1,362
Intangibles	875	886
Operating lease assets, net	123	122
Restricted investments	315	290
Asbestos insurance receivable	124	127
Deferred income taxes	45	22
Other assets	256	251
Total noncurrent assets	4,501	4,433

Total assets	$5,866	$5,939

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$-	$16
Trade and other payables	202	210
Accrued expenses and other liabilities	190	208
Current operating lease obligations	22	22
Total current liabilities	414	456

Noncurrent liabilities
Long-term debt	1,341	1,314
Asbestos litigation reserve	412	427
Deferred income taxes	148	148
Employee benefit obligations	98	100
Operating lease obligations	107	106
Other liabilities	293	291
Total noncurrent liabilities	2,399	2,386

Stockholders' equity	3,053	3,097

Total liabilities and stockholders' equity	$5,866	$5,939

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2023	2022
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$26	$40
Loss from discontinued operations, net of income taxes	2	2
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	77	59
Original issue discount and debt issuance cost amortization	1	1
Deferred income taxes	(30)	7
Stock based compensation expense	1	7
Excess tax benefit on stock based compensation	-	1
Income from restricted investments	(35)	(26)
Asset impairments	-	4
Pension contributions	(8)	(1)
Change in operating assets and liabilities (a)	167	(123)
Total cash flows provided (used) by operating activities from continuing operations	201	(29)
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(36)	(23)
Proceeds from settlement of Company-owned life insurance contracts	-	2
Company-owned life insurance payments	(1)	(1)
Funds restricted for specific transactions	(5)	(5)
Reimbursements from restricted investments	16	-
Proceeds from sale of securities	9	-
Purchases of securities	(9)	-
Total cash flows used by investing activities from continuing operations	(26)	(27)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repurchase of common stock	(100)	-
Repayment of short-term debt	(16)	-
Cash dividends paid	(20)	(18)
Stock based compensation employee withholding taxes paid in cash	(3)	(9)
Total cash flows used by financing activities from continuing operations	(139)	(27)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	36	(83)
Cash used by discontinued operations
Operating cash flows	(14)	(34)
Effect of currency exchange rate changes on cash and cash equivalents	1	3
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23	(114)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	417	646
CASH AND CASH EQUIVALENTS - END OF PERIOD	$440	$532

DEPRECIATION AND AMORTIZATION
Life Sciences	16	17
Personal Care	20	21
Specialty Additives	38	18
Intermediates	3	3
Unallocated and other	-	-
	$77	$59

(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2023	2022
Net income	$26	$40
Income tax expense (benefit)	(24)	8
Net interest and other income	(24)	(14)
Depreciation and amortization (a)	56	59
EBITDA	34	93
Loss from discontinued operations, net of income taxes	2	2
Operating key items (see Table 5)	34	13
Adjusted EBITDA	$70	$108

Adjusted EBITDA - Life Sciences
Operating income	$32	$34
Add:
Depreciation and amortization	16	17
Operating key items (see Table 5)	-	1
Adjusted EBITDA	$48	$52

EBITDA - Personal Care
Operating income	$2	$11
Add:
Depreciation and amortization	20	21
EBITDA	$22	$32

Adjusted EBITDA - Specialty Additives
Operating income (loss)	$(32)	$1
Add:
Depreciation and amortization (a)	17	18
Operating key items (see Table 5)	21	4
Adjusted EBITDA	$6	$23

EBITDA - Intermediates
Operating income	$7	$20
Add:
Depreciation and amortization	3	3
EBITDA	$10	$23

(a)
Depreciation and amortization excludes accelerated depreciation of $21 million for Specialty Additives for the three months ended December 31, 2023, which is included as a key item within this table as a component of Adjusted EBITDA.

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended December 31, 2023
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(4)	$(4)
Restructuring, separation and other costs	-	-	-	-	(4)	(4)
Accelerated depreciation	-	-	(21)	-	-	(21)
Argentina currency devaluation impact	-	-	-	-	(5)	(5)
All other operating income (loss)	32	2	(11)	7	(14)	16
Operating income (loss)	32	2	(32)	7	(27)	(18)

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(31)	(31)
All other net interest and other expense					7	7
					(24)	(24)

OTHER NET PERIODIC BENEFIT LOSS					2	2

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(1)	(1)
Tax specific key items (b)					(24)	(24)
All other income tax expense					1	1
					(24)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$32	$2	$(32)	$7	$19	$28

	Three Months Ended December 31, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(8)	$(8)
Restructuring, separation and other costs	(1)	-	-	-	-	(1)
Asset impairments	-	-	(4)	-	-	(4)
All other operating income (loss)	35	11	5	20	(21)	50
Operating income (loss)	34	11	1	20	(29)	37

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(21)	(21)
All other net interest and other expense					7	7
					(14)	(14)

OTHER NET PERIODIC BENEFIT LOSS					1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					2	2
All other income tax expense					6	6
					8	8
INCOME (LOSS) FROM CONTINUING OPERATIONS	$34	$11	$1	$20	$(24)	$42

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended
	December 31
Free cash flows	2023	2022
Total cash flows provided (used) by operating activities from continuing operations	$201	$(29)
Adjustments:
Additions to property, plant and equipment	(36)	(23)
Free cash flows	$165	$(52)
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	(8)	19
Cash inflows from Foreign Accounts Receivable Sales Program (b)	(102)	-
Restructuring-related payments (c)	3	1
Environmental and related litigation payments (d)	8	11
Ongoing free cash flow	$66	$(21)

Net Income	26	40
Adjusted EBITDA (e)	$70	$108

Operating cash flow conversion (f)	773%	-73%
Ongoing free cash flow conversion (g)	94%	-19%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Represents activity associated with the Foreign Accounts Receivable Sales Program impacting each period presented.
(c)
Restructuring payments incurred during each period presented.
(d)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(e)
See Adjusted EBITDA reconciliation.
(f)
Operating cash flow conversion is defined as Cash flows provided (used) by operating activities from continuing operations divided by Net Income.
(g)
Ongoing free cash flow conversion is defined as Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended
	December 31
Adjusted operating income	2023	2022
Operating income (loss) (as reported)	$(18)	$37
Key items, before tax:
Restructuring, separation and other costs	4	1
Environmental reserve adjustments	4	8
Accelerated depreciation	21	-
Argentina currency devaluation impact	5	-
Asset impairments	-	4
Adjusted operating income (non-GAAP)	$16	$50

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7

	Three months ended
	December 31
	2023	2022
Income from continuing operations (as reported)	$28	$42
Key items, before tax:
Restructuring, separation and other costs	4	1
Unrealized gains on securities	(31)	(21)
Environmental reserve adjustments	4	8
Accelerated depreciation	21	-
Argentina currency devaluation impact	5	-
Asset impairments	-	4
Key items, before tax	3	(8)
Tax effect of key items (a)	(1)	2
Key items, after tax	2	(6)
Tax specific key items:
Other and tax reform related activity	(24)	-
Tax specific key items (b)	(24)	-
Total key items	(22)	(6)
Adjusted income from continuing operations (non-GAAP)	$6	$36
Amortization expense adjustment (net of tax) (c)	17	18
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$23	$54

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Other and tax reform: Includes the impact from the remeasurement of Ashland’s foreign deferred tax balances resulting from the impact from rate changes for foreign jurisdictions and other tax law changes enacted during 2023.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three months ended December 31, 2023 and 2022.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7 (Continued)

	Three months ended
	December 31
	2023	2022
Diluted EPS from continuing operations (as reported)	$0.54	$0.76
Key items, before tax:
Restructuring, separation and other costs	0.08	0.02
Unrealized gains on securities	(0.60)	(0.38)
Environmental reserve adjustments	0.08	0.14
Accelerated depreciation	0.41	-
Argentina currency devaluation impact	0.10	-
Asset impairments	-	0.07
Key items, before tax	0.07	(0.15)
Tax effect of key items (a)	(0.02)	0.03
Key items, after tax	0.05	(0.12)
Tax specific key items:
Other and tax reform related activity	(0.47)	-
Tax specific key items (b)	(0.47)	-
Total key items	(0.42)	(0.12)
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.12	$0.64
Amortization expense adjustment (net of tax) (c)	0.33	0.33
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.45	$0.97

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Other and tax reform: Includes the impact from the remeasurement of Ashland’s foreign deferred tax balances resulting from the impact from rate changes for foreign jurisdictions and other tax law changes enacted during 2023.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three months ended December 31, 2023 and 2022.